Consent of Independent Auditors



We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports dated February 7, 1997 (with respect to Principal Mutual Life Insurance Company Variable Life Separate Account) and February 7, 1997 (with respect to The Principal Financial Group(R)), in the Registration Statement (Post-Effective Amendment No. 1 to Form S-6 No. 333-00101) and related Prospectus of Principal Mutual Life Insurance Company Variable Life Separate Account Prin Flex Life(R) - Flexible Premium Variable Universal Life Insurance Policy.

/s/ Ernst & Young LLP

Des Moines, Iowa
April 11, 1997